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                                                                   EXHIBIT 10.18

                        SHARE SALE AND PURCHASE AGREEMENT

This Share Sale and Purchase Agreement (this "Agreement") is made and entered into as of the 10th day of July 2002, by and between:

Amkor Technology, Inc., a Delaware corporation with a place of business at 1345 Enterprise Drive, West Chester, Pennsylvania 19380 U.S.A ("Seller"); and

Dongbu Corporation, a Korean corporation with its registered office located at Dongbu Financial Center, 891-10 Daechi-dong, Kangnam-ku, Seoul, Korea ("Purchaser").

                                    RECITALS:

A. Seller currently owns 47,707,039 common shares (having par value of KRW5,000 per share) in Anam Semiconductor, Inc., a Korean corporation with its registered office located at 154-17, Samsung-dong, Kangnam-ku, Seoul, Korea (the "Company").

B. Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, 20,000,000 shares in the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE 1. DEFINITIONS & INTERPRETATION

1.1 The terms defined in this Article shall have the meanings ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

      "Action" means any claim, litigation, arbitration or inquiry, or judicial, administrative, regulatory or other proceeding, brought by or before (or, in the case of a claim, capable of being brought by or before) any court, arbitral tribunal, government agency or other Government Authority or any Person.

      "Business Day" means a day other than Saturday, Sunday or a day on which banking institutions are authorized or required by law or executive order to remain closed in Seoul, Korea.

      "Closing" means consummation of the sale and purchase of the Sale Shares under the terms of this Agreement.

      "Closing Date" means the date when the Closing occurs.

      "Deposit" means the deposit to be paid by Purchaser as set forth in
      Article 3.1.


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      "Encumbrances" means any lien, pledge, mortgage, security interest, charge or other encumbrance.

      "Government Approval" means any approval, consent or authorization from, registration or filing with, notice to, or license, permit or certification from, any Government Authority. Government Approvals with respect to any action to be taken by any Party hereunder means such Government Approvals as are required for the action under applicable Law.

      "Government Authority" means any national, provincial, local or foreign government, governmental, regulatory or administrative authority or agency, or tribunal, court, or other judicial or arbitral body.

      "Interim Payment" means the interim payment to be made by Purchaser as set forth in Article 3.2.

      "Interim Payment Date" means the date on which Purchaser makes the Interim Payment.

      "Korea" means the Republic of Korea.

      "KRW" means the Korean Won, the lawful currency of Korea.

      "Law" means any (i) national, provincial, state, or local statutes, regulations, ordinances, rules, codes, judgments, awards, orders or policies of Government Authorities, terms and conditions of Government Approvals, and any other rules, standards or specifications having the force or effect of law, whether Korean or foreign; and (ii) treaties, conventions, protocols and other promulgations having transnational legal effect.

      "Party" means individually, Purchaser or Seller, and "Parties" means collectively, Purchaser and Seller.

      "Person" means any entity, corporation, company, partnership, association, trust, organization, Government Authority or individual.

      "Purchase Price" means the purchase price to be paid by Purchaser for the Sale Shares as set forth in Article 2.

      "Sale Shares" means all of the Shares to be sold hereunder by Seller, as set forth in Article 2.1.

      "Shareholders Agreement" means the shareholders agreement to be entered into between Purchaser, Seller and such affiliates of Purchaser as may become shareholders in the Company (Purchaser and such affiliates of Purchaser, the "Dongbu Shareholders").

      "Shares" means the shares of common stock of the Company, having par value of KRW5,000 each, with full voting rights issued and outstanding as of the date hereof.


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      "Texas Instruments" means Texas Instruments Incorporated, a Delaware corporation with a place of business at 13500 North Central Expressway, Dallas, Texas, 75265.

1.2 Except where the context otherwise requires, the masculine gender shall include the feminine and neuter and the singular shall include the plural and vice versa.

1.3 References in this Agreement to Articles, Sections and Exhibits shall refer to the articles, sections and exhibits of this Agreement, and the same shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.4 Headings of Articles in this Agreement are for convenience only and do not substantively affect the terms of this Agreement.

ARTICLE 2. SALE AND PURCHASE OF SALE SHARES

2.1 Shares to be Purchased. Subject to the terms and conditions of this Agreement, Seller shall sell and transfer to Purchaser, and Purchaser shall purchase from Seller, 20,000,000 Shares (collectively, the "Sale Shares"), free and clear of any Encumbrances.

2.2 Purchase Price. The purchase price for the Sale Shares shall be KRW5,700 per Share and KRW114,000,000,000 in aggregate (the "Purchase Price").

2.3 Payment Method. Purchaser shall pay to Seller the Purchase Price in accordance with the schedule set forth in Article 3 below by remitting such payments in immediately available funds to the bank account designated in writing by Seller in advance.

ARTICLE 3. DEPOSIT, INTERIM PAYMENT AND CLOSING

3.1 Deposit. On or prior to the second Business Day after the date hereof, Purchaser shall pay to Seller 10% of the Purchase Price (the "Deposit"). Against payment by Purchaser of the Deposit in full, Seller shall deliver, or have delivered, to Purchaser a receipt, duly executed by Seller, certifying the receipt by Seller of the Deposit.

3.2 Interim Payment. Subject to the fulfillment of the conditions precedent specified in Article 7.1 on or prior to July 25, 2002, Purchaser shall pay to Seller 40% of the Purchase Price (the "Interim Payment"); provided, however, if any such condition precedent has not been satisfied or otherwise waived as of such date, the Interim Payment shall be paid: (i) on the third Business Day following the date on which the conditions set forth in Articles 7.1 shall be satisfied or waived in accordance with this Agreement or (ii) at such other time as the Parties may agree. Against payment by Purchaser of the Interim Payment in full, Seller shall deliver, or have delivered, to Purchaser a receipt, duly executed by Seller, certifying the receipt by Seller of the Interim Payment.


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3.3   Closing. Subject to the fulfillment of the conditions precedent specified in Articles 7.2 and 8 hereof, the sale and purchase of the Sale Shares shall be consummated at 10:00 am local time on or prior to August 28, 2002, at the offices of Bae, Kim & Lee located at 647-15, Yoksam-Dong, Kangnam-Ku, Seoul, Korea; provided, however, that if any such condition precedent has not been satisfied or otherwise waived as of that date, the Closing shall take place: (i) on the third Business Day following the date on which the conditions set forth in Articles 7.2 and 8 shall be satisfied or waived in accordance with this Agreement or (ii) at such other time as the Parties may agree.

3.4 Closing Deliveries of Seller. At the Closing, Seller shall deliver, or have delivered, to Purchaser the share certificates representing the Sale Shares together with all documents necessary to enter Purchaser as new shareholder of the Sale Shares on the Register of Shareholders.

3.5 Closing Deliveries of Purchaser. At the Closing, Purchaser shall deliver, or have delivered, to Seller the payment of the remaining unpaid portion of the Purchase Price.

3.6 Extension of Interim Payment Date and Closing Date. The Interim Payment Date of July 25, 2002 set forth in Article 3.2 and the Closing Date of August 28, 2002 set forth in Article 3.3 may be extended up to 10 Business Days by written notice by Purchaser if Purchaser is unable to make the payments due to be made on such dates.

ARTICLE 4. SELLER'S REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the statements contained in this Article 4.1 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Interim Payment Date and as of the Closing Date (as though made then), except as otherwise disclosed in writing at or prior to the signing of this Agreement.

      (a) Title to Shares. It is the legal and beneficial owner of the Sale Shares, and such Sale Shares are validly issued, fully paid and non-assessable and as of the Closing Date will be free and clear of all Encumbrances.

      (b) Organization. It is a corporation duly organized and existing under the laws of the jurisdiction of its organization.

      (c) Corporate Authorization. It has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. It has taken all requisite corporate action to execute, deliver and perform this Agreement, and no other corporate proceedings on its part are required in connection with its execution, delivery and performance of this Agreement.

      (d) Binding Effect. This Agreement has been duly executed and delivered by Seller. Assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes Seller's legally binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by


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            bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally.

      (e) Non-Contravention. Its execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of its Articles of Incorporation or other organizational documents or (ii) violate or result in a breach of or constitute a default under any Law to which it is subject.

      (f) Governmental Consents and Approvals. Its execution and delivery of this Agreement, and its performance of its obligations hereunder, including the transfer of the Sale Shares and the Company's registration of Purchaser on its Register of Shareholders as the holder of the Sale Shares, do not and will not require any material filing with, or clearance, consent or approval of, any Governmental Authority.

      (g) Other Consent and Approvals. No consent or approval of, or notice to, any other person, other than consent from the lien-holders over the Sale Shares, is necessary to the consummation of the sale and purchase of the Sale Shares contemplated by this Agreement, including, without limitation, consents or approvals from parties to loans, contracts, leases or other agreements to which Seller is a party.

4.2 Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article 4.1 Seller makes no representation or warranty, express or implied, at law or in equity, with respect to itself or the Company, and such other representations or warranties are hereby expressly disclaimed.

4.3 Survival of Representations and Warranties. All of the representations and warranties made by Seller herein shall survive until the first anniversary of the Closing Date, except for the representations and warranties set forth in Article 4.1(a) (Title to Shares) and Article 4.1(c) (Corporate Authorization), which shall survive indefinitely.

ARTICLE 5. PURCHASER'S REPRESENTATIONS AND WARRANTIES

5.1 Purchaser represents and warrants to Seller that the statements contained in this Article 5 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then), except as otherwise disclosed in writing at or prior to the signing of this Agreement.

      (a) Organization. It is a corporation duly organized and existing under the Laws of the jurisdiction of its organization.

      (b) Corporate Authorization. It has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. It has taken all requisite corporate action to execute, deliver and perform this Agreement, and no other corporate proceedings on its part are required in


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            connection with its execution, delivery and performance of this
            Agreement.

      (c) Binding Effect. This Agreement has been duly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes Purchaser's legally binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally.

      (d) Non-Contravention. Its execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of its Articles of Incorporation or other organizational documents or (ii) violate or result in a breach of or constitute a default under any Law to which it is subject.

      (e) Governmental Consents and Approvals. Its execution and delivery of this Agreement, and its performance of its obligations hereunder, do not and will not require any material filing with, or clearance, consent or approval of, any Governmental Authority.

      (f) Other Consent and Approvals. No consent or approval of, or notice to, any other person is necessary to the consummation of the sale and purchase of the Sale Shares contemplated by this Agreement, including, without limitation, consents or approvals from parties to loans, contracts, leases or other agreements to which Purchaser is a party.

      (g) Financial Capability. On the Closing Date, it will have sufficient funds to pay the Purchase Price for the Shares on the terms and conditions contemplated by this Agreement.

      (h) Investigation by Purchaser. Purchaser and its representatives and agents have had and exercised, prior to the date hereof, the right to enter upon the Company's facilities and to make all inspections and investigations of the Company and its business and assets. Purchaser is purchasing the Sale Shares based solely on the results of its inspections and investigations, and not on any representation or warranty of Seller not expressly set forth in this Agreement. In light of these inspections and investigations and the representations and warranties made to Purchaser by Seller in
            Article 4 hereof, Purchaser is relinquishing any right to any claim based on any representations and warranties other than those specifically included in Article 4 hereof. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller set forth in Article 4 hereof. Purchaser represents that to its knowledge, Seller is not in breach of any of the representations and warranties set forth in
            Article 4 hereof.

5.2 Survival of Representations and Warranties. All of the representations and warranties made by Purchaser herein shall survive until the first anniversary of the Closing Date, except for the representations and warranties set forth in Article 5.1(b) (Corporate Authorization), which shall survive indefinitely.


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ARTICLE 6. COVENANTS

6.1 The Parties shall negotiate in good faith and make their best efforts to enter into the Shareholders Agreement as soon as practicable after the signing hereof, but in no event later than 15 days from the date hereof.

6.2 Between the date hereof and the Closing Date, each Party shall promptly notify the other Party in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of its representations and warranties made as of the date of this Agreement or
      (ii) the occurrence after the date of this Agreement of any fact or condition that would, or would be reasonably likely to, cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or its discovery of, such fact or condition.

ARTICLE 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

7.1 Conditions Precedent to Interim Payment. The obligation of Purchaser to pay the Interim Payment hereunder is subject, at the option of Purchaser, to the fulfillment prior to or on the Interim Payment Date of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

      7.1.1 Covenants. Seller shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or on the Interim Payment Date.

      7.1.2 Representations and Warranties. All of the representations and warranties made by Seller in this Agreement shall be true, accurate and correct in all material respects at and as of the Interim Payment Date as though such representations and warranties were made at and as of the Interim Payment Date.

      7.1.3 Shareholders Agreement. The Shareholders Agreement shall have been executed by the parties thereto in form and substance mutually agreeable to the parties thereto and is in effect.

7.2 Conditions Precedent to Closing. The obligations of Purchaser to complete the Closing hereunder are subject, at the option of Purchaser, to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

      7.2.1 Covenants. Seller shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the time of Closing.

      7.1.2 Representations and Warranties. All of the representations and warranties made by Seller in this Agreement shall be true, accurate and correct in all material


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            respects at and as of the Closing Date as though such
            representations and warranties were made at and as of the Closing Date.

      7.2.3 Letter of Intent. Purchaser shall have received a copy of letter of intent executed by Texas Instruments to the Company, in form and substance reasonably satisfactory to Purchaser, indicating Texas Instruments' willingness to enter into a technology transfer agreement and a manufacturing purchase agreement with the Company with respect to future semiconductor technology to be acquired by the Company.

      7.2.4 Shareholders Agreement. The Shareholders Agreement remains in effect.

ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

The obligations of Seller to complete the Closing hereunder are subject, at the option of Seller, to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Seller:

8.1 Covenants. Purchaser shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, prior to or at the time of Closing.

8.2 Representations and Warranties. All of the representations and warranties made by Purchaser in this Agreement shall be true, accurate and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

8.3 Shareholders Agreement. The Shareholders Agreement shall have been executed by the parties thereto in form and substance mutually agreeable to the parties thereto and is in effect.

ARTICLE 9. INDEMNIFICATION

9.1   Indemnification of the Parties.

      (a) Seller shall indemnify and hold Purchaser harmless from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses) and costs (collectively, "Losses") incurred by Purchaser, arising from any inaccurate or misleading representation or breach of warranty, covenant or agreement made by it in this Agreement.

      (b) Purchaser shall indemnify and hold Seller harmless from and against any and all Losses incurred by Seller, arising from any inaccurate or misleading representation or breach of warranty, covenant or agreement made by it in this Agreement.

9.2 Notice of Claims. If any Party to be indemnified under Article 9.1 (the "Indemnified


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      Party") has suffered or incurred any Losses, the Indemnified Party shall so notify the other party (the "Indemnifying Party") promptly in writing describing such Losses, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Losses, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Losses shall have occurred. If any Action is instituted by or against a third party with respect to which the Indemnified Party intends to claim any liability or expense as Losses under this Article 9, the Indemnified Party shall promptly notify the Indemnifying Party of such Action and tender the Indemnifying Party the defense of such Action. A failure to give notice and to tender the defense of the Action in a timely manner pursuant to this Article 9.2 shall not limit the obligation of the Indemnifying Party under this Article 9, (i) except to the extent such Indemnifying Party is prejudiced thereby, and for this purpose, any failure to give notice and to tender the defense that results in the Indemnifying Party not controlling or participating in such Action shall be deemed to prejudice the Indemnifying Party, (ii) except to the extent expenses are incurred during the period in which notice was not provided, and (iii) except as provided by Article 9.5 below.

9.3   Third Party Claims.

      (a) The Indemnifying Party shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any third party claim, action or suit ("Third Party Claim"), and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party elects not to control or conduct the defense or prosecution of a Third Party Claim, (i) the Indemnifying Party shall have the right to participate in, but not conduct or control, the defense or prosecution of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose, and
            (ii) the Indemnified Party may compromise or settle a Third Party Claim only upon obtaining the Indemnifying Party's prior written consent which shall not be unreasonably withheld or delayed.

      (b) The Parties shall cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) the making available of employees on a mutually convenient basis for proving additional information and explanation of any material provided hereunder.

9.4 Expiration. Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred, all covenants, agreements, warranties and representations made herein or in any certificate delivered pursuant hereto shall survive the Closing, but, subject to Articles 4.3 and 5.2, all representations and warranties made herein, and all indemnification obligations under Article 9.1 with respect to any such representation or


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      warranty, shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after, the first anniversary of the Closing Date with respect to all claims of any party, and of any Indemnified Persons, which shall not have been previously asserted, with reasonable specificity, by written notice given under Article 9.2 and received by the Indemnifying Party prior to such date.

9.5 Certain Limitations. Seller shall not have any liability under Article 9.1 for Losses unless the aggregate of all such Losses for which it would, but for this provision, be liable exceeds on a cumulative basis 1% of the aggregate amount the Purchase Price.

9.6 Other Limitations. No claim for breach of representation or warranty shall be made by Purchaser under Article 9.1 if (a) such claim is based on a fact or an event occurring prior to Closing (whether or not also occurring prior to the date of this Agreement) and (b) such fact or event was disclosed by Seller prior to Closing in accordance with Article 6.2, and Purchaser elected to proceed with the Closing notwithstanding such breach.

9.7 No Consequential Damages. Notwithstanding anything to the contrary contained herein, no Party shall be liable to or otherwise responsible to the other Party for, and Losses shall exclude, speculative, unforeseeable, consequential, incidental or indirect damages that arise out of or relate to this Agreement or the performance or breach thereof.

ARTICLE 10. TERMINATION

10.1 Termination. The obligation of the Parties to consummate the purchase and sale contemplated hereby may be terminated and abandoned at any time on or before the Closing Date, without cost, expense or liability to a Party by:

      (a)   The mutual agreement of Purchaser and Seller;

      (b) Seller, if there has been a material breach by Purchaser of any of its representations, warranties or covenants set forth in this Agreement and such breach has not been cured within 5 days after notice thereof;

      (c) Purchaser, if there has been a material breach by Seller of any of its representations, warranties or covenants set forth in this Agreement and such breach has not been cured within 5 days after notice thereof;

      (d) Purchaser or Seller, if the Shareholders Agreement has not been executed within 15 days from the date hereof for whatever reason; or

      (e) Purchaser or Seller, if the Closing has not occurred by September 13, 2002, provided that the Party terminating the Agreement is not at fault in causing the delay in Closing.

10.2  Effect of Termination. In the event of termination of this Agreement under
      Article 10.1, this Agreement shall immediately, as from the date of such termination by the Party entitled to do so, become void, except for Articles 9, 10 and 12. None of the


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      Parties shall have any liability in respect of a termination of this
      Agreement, except as follows:

      (a) In the event of a termination of this Agreement pursuant of Article 10.1(a), Article 10.1(d) or Article 10.1(e), Seller shall without delay return to Purchaser the Deposit and Interim Payment paid by Purchaser.

      (b) In the event of a termination of this Agreement pursuant of Article 10.1(b), Seller shall without delay return to Purchaser the Interim Payment paid by Purchaser and shall retain the Deposit as liquidated damages.

      (c) In the event of a termination of this Agreement pursuant of Article 10.1(c), Seller shall without delay return to Purchaser the Deposit and Interim Payment paid by Purchaser and shall pay to Purchaser an additional amount equivalent to the Deposit as liquidated damages.

ARTICLE 11. NOTICE

11.1 Any notices given hereunder shall be in writing and shall be served by hand at, or by being sent by facsimile transmission, commercial courier or prepaid post to, the following addresses and numbers:

       To Seller:      Amkor Technology, Inc.
                       1345 Enterprise Drive
                       West Chester, Pennsylvania 19380
                       U.S.A

                       Fax:
                       Attn:   Kevin Heron (General Counsel)

       To Purchaser:   Dongbu Corporation
                       Dongbu Financial Center
                       891-10 Daechi-dong, Kangnam-ku
                       Seoul, Korea

                       Fax:
                       Attn: Woo Sup Baek (Chief of Legal Department)

11.2 Any such notice shall be deemed to be served at the time of delivery (if delivered by hand, by commercial courier or by post) or at the time of transmission (if served by facsimile). Without prejudice to the effectiveness thereof, a notice served by facsimile shall be confirmed promptly in writing delivered by hand or sent by commercial courier or prepaid post.

11.3 Any Party may, by 7 days' written notice served to the aforesaid addresses of the other Party, change the address or facsimile number for service referred to above.


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ARTICLE 12. MISCELLANEOUS

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

12.2 Arbitration. Any dispute or claim arising out of or relating to this Agreement shall be resolved exclusively and finally by arbitration. The arbitration shall be conducted pursuant to the Rules of Arbitration of the International Chamber of Commerce. The arbitral tribunal shall consist of three arbitrators. One arbitrator shall be appointed by Purchaser, one arbitrator shall be appointed by Seller and the third arbitrator shall be appointed by mutual consent of the two arbitrators so appointed. The arbitration shall be conducted in Philadelphia, Pennsylvania, U.S.A. if Seller is the claimant or in Seoul, Korea if Purchaser is the claimant. The language used in the arbitration shall be the English language. Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The Parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

12.3  Confidentiality of Information.

      (a) Each Party agrees to keep secret and confidential all information obtained pursuant to this Agreement from the other Party or the Company. The Parties agree to take reasonable precautions, in a manner reasonably acceptable to the Party furnishing the information, in order to keep secret and confidential such information and to restrict its use outside and beyond the scope of this Agreement without the prior written consent of the party furnishing such information; provided, however, that any Party may disclose such information to its advisors or to Government Authorities as is required to bring about the purposes intended by this Agreement; and provided, further, that the above restrictions shall not apply to information:

            (i)   which was or becomes generally available to the public;

            (ii) which was or becomes known to the recipient without breach of this or any obligation of confidentiality;

            (iii) which is provided to Texas Instruments for the purpose of negotiating, entering into or amending contracts or other commercial arrangements; or

            (iv) the disclosure of which is required by Law or by a Government Authority.

            The term "information" shall mean any information concerning proprietary, confidential, trade secrets and other non-public information and data, including information concerning the property, operations and business of a Party or the Company.

      (b) Each Party shall take reasonable steps to ensure that its directors, officers, employees, agent and advisers will comply in all respects with this
            Article 12.3.

      (c) In the event of termination of this Agreement pursuant to Article 10.1, each Party shall return to the other Party all information (and all reproductions, thereof) received from such Party.

      (d)   In the event Purchaser breaches its obligations under this Article
            12.3 after the termination of this Agreement, Purchaser shall indemnify Seller and the Company against any loss or damage suffered by them as a result of such breach (including any misuse of the information provided to Purchaser hereunder) by Purchaser or any Person to whom such information is provided by Purchaser. Without limiting Seller's or the Company's rights to claim for damages against Purchaser as aforesaid, the Company and Seller shall have the right to seek injunctive relief or any other appropriate remedy.

      (e) For a period of 3 years from the date of termination of this Agreement, Purchaser shall not employ or solicit the employment of any individual who is as of the date of this Agreement an officer or employee of the Company and shall not solicit any customers, clients or accounts of the Company by using the information provided to Purchaser.

12.4 Entire Agreement. This Agreement shall, as of the date of execution hereof, supersede all previous representations, understandings or agreements, oral or written, among the Parties with respect to the subject matter hereof.

12.5 Waivers. No waiver by any Party of any breach or failure to comply with any provision of this Agreement shall be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

12.6 Successors and Assigns. This Agreement and each and every covenant, term and condition hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign any of its rights or delegate any of its duties under this Agreement without obtaining the prior consent of the other Parties. Purchaser may, however, assign all or a portion of its rights and obligations hereunder to its affiliate(s) without the prior consent of Seller, provided that Purchaser shall guarantee the performance of the obligations hereunder of such affiliate(s).

12.7 Amendments. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties.

12.8 Severability of Provisions. If any term or provision of this Agreement is for any reason found invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any remaining portion, which shall remain in full force and effect as if the invalid portion was never a part of this Agreement when it was executed.

12.9 Language/Counterparts. This Agreement is written in the English language and may


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
      be executed in counterparts, each of which shall be deemed an original when executed and delivered, but all counterparts together shall constitute the same document. The English language text of this Agreement shall prevail over any translation thereof.

12.10 Release of Information. Seller shall make its reasonable best efforts to cause the Company to provide Purchaser with such information on the Company as reasonably requested by Purchaser until the execution of the Shareholders Agreement.

IN WITNESS WHEREOF, the Parties executed this Agreement as of the date first above written.

Amkor Technology, Inc.                          Dongbu Corporation


By:    /s/  John Boruch                         By:    /s/  HO IK Paik
       ________________________                        ________________________
Name:  John Boruch                              Name:  HO IK Paik
Title: Chief Operating Officer                  Title: Representative Director
       and President

                                                                  EXECUTION COPY

                        SHARE SALE AND PURCHASE AGREEMENT

                             dated as of July , 2002

                                     between

                             AMKOR TECHNOLOGY, INC.
                                    as Seller

                                       and

                               DONGBU CORPORATION
                                  as Purchaser

                                 Bae, Kim & Lee
                                  Seoul, Korea